Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 3, 2006, relating to the financial statements and financial statement schedule of Duke Energy Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of the provisions of Statement of Financial Accounting Standards No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities,” as of July 1, 2003 and Emerging Issues Task Force No. 02-03, “Accounting for Contracts Involved in Energy Trading and Risk Management,” as of January 1, 2003), and management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Duke Energy Corporation for the year ended December 31, 2005, as amended on March 31, 2006 and April 3, 2006, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina

April 4, 2006